Exhibit 10.4

Amendment to Master Services Agreement
This Amendment (the “Amendment”) to the Master Services Agreement, dated as of May 11, 2020 (the “Agreement’), is between CIM Commercial Trust Corporation (successor to PMC Commercial Trust), a Maryland corporation (the “Company”), and CIM Service Provider, a Delaware limited liability company (“Manager”), and certain subsidiaries of the Company set forth in Schedule A to the Agreement (such subsidiaries, collectively, the “Subsidiaries”).
W I T N E S S E T H
WHEREAS, the Company, Manager and the Subsidiaries desire to amend the Agreement in accordance with Section 1.8 thereof; and
NOW, THEREFORE, in consideration of the agreements set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows.
A G R E E M E N T:
1.Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Agreement.
2.Each of Sections 1.1.5 and 1.1.7 of the Agreement is hereby amended and restated in its entirety as follows:
“[Intentionally Omitted]”
3.Article 1 is here by amended by adding the following subsection immediately after subsection 1.1.61:
“1.1.62 Definitions relating to Incentive Fee
“Adjusted Common Equity” means Common Equity plus Excluded Depreciation and Amortization.

“Common Equity” means Total Stockholders’ Equity minus Excluded Equity.

“CMCT Entities” means the Company and all of its consolidated subsidiaries.

“Core Funds From Operations” means Funds From Operations, plus or minus the Core Funds From Operations Adjustments, plus any other amount management of the Company deems appropriate and reasonable.

“Core Funds From Operations Adjustments” means the following items calculated in accordance with GAAP, to the extent included in Funds From Operations for a given Quarter: (i) gains and losses on the early extinguishment of debt, (ii) amounts related to the redemption, repurchase or any other similar actions of the CMCT Entities’ equity

Exhibit 10.4

securities, (iii) deemed dividends to holders of the CMCT Entities’ equity securities, , (iv) gains and losses on the termination of interest rate swaps, and (v) amounts classified as transaction costs or acquisitions costs on the CMCT Entities ’s consolidated statement of operations.

“Excess Core Funds From Operations” means, for a given Quarter, the amount by which Core Funds From Operations exceeds the Incentive Fee Hurdle Amount. For the avoidance of doubt, if Core Funds From Operations is less than or equal to the Incentive Fee Hurdle Amount, then Excess Core Funds From Operations shall be zero ($0) for such Quarter.

“Excluded Depreciation and Amortization” means, for a given Quarter, the amount of all accumulated depreciation and amortization of (i) the CMCT Entities and (ii) to the extent allocable to the CMCT Entities, the Unconsolidated Affiliates, in each case as of the last day of such Quarter that corresponds to the periodic depreciation and amortization expense calculated in each case in accordance with GAAP that is a permitted add back to net income calculated in accordance with GAAP when calculating Funds From Operations.

“Excluded Equity” means the sum of all preferred securities of the CMCT Entities classified as permanent equity in accordance with GAAP on the consolidated balance sheet of the CMCT Entities as of the last day of a given Quarter.

“Funds From Operations” means, for a given Quarter, the sum of (i) funds from operations of the CMCT Entities and (ii) to the extent allocable to the CMCT Entities, the funds from operations of all Unconsolidated Affiliates, in each case calculated, in the reasonable judgment of management of the Company, in accordance with NAREIT’s Financial Standards White Papers then in effect (or any successor guidance), but excluding the Incentive Fee for such Quarter.

“GAAP” means, as of any applicable date of determination, generally accepted accounting principles as in effect from time to time in the United States of America, applicable on such date, consistently applied.

“Incentive Fee” means, the product of (i) Excess Core Funds From Operations and (ii) fifteen percent (15.00%).

“Incentive Fee Hurdle Amount” means, for a given Quarter, the product of (i) the average of the Adjusted Common Equity as of the first and last day of the Quarter and (ii) one and seventy-five one hundredths of a percent (1.75%).

“NAREIT” means the National Association of Real Estate Investment Trusts or any successor organization.

Exhibit 10.4

“Total Stockholders’ Equity” means the amount reflected as total stockholders’ equity in accordance with GAAP on the consolidated balance sheet of the CMCT Entities as of the last day of a given Quarter. For the avoidance of doubt, Total Stockholders’ Equity shall consist of the sum of: (i) all preferred securities of the CMCT Entities classified as permanent equity in accordance with GAAP, (ii) all common securities of the CMCT Entities classified as permanent equity in accordance with GAAP, (iii) all other equity interests of the CMCT Entities classified as permanent equity in accordance with GAAP; however, Total Stockholders’ Equity shall not include (i) any preferred securities of the CMCT Entities classified as temporary or mezzanine equity in accordance with GAAP, (ii) any common securities of CMCT Entities classified as temporary or mezzanine equity in accordance with GAAP, (iii) any other equity interests of the CMCT Entities classified as temporary or mezzanine equity in accordance with GAAP, or (iv) any noncontrolling interests of the CMCT Entities regardless of whether they are classified as permanent equity or temporary or mezzanine equity in accordance with GAAP.

“Unconsolidated Affiliate” means any entity (i) in which the CMCT Entities, directly or indirectly, hold an interest, and which is accounted for in the consolidated financial statements of the CMCT Entities on an equity basis of accounting and (ii) whose financial results are not consolidated with the financial results of the CMCT Entities under GAAP. Notwithstanding anything to the contrary contained herein, any entity in which the CMCT Entities is the beneficial owner, directly or indirectly, of 50% or less of such entity shall be deemed to be an Unconsolidated Affiliate.
4.Sections 7.1 and 7.2 of the Agreement are hereby deleted in their entirety and replaced with the following:
“7.1 Incentive Fee
7.1.1 The Company hereby agrees to pay Manager, as provided by this Article 7, during the term of this Agreement, the Incentive Fee, quarterly in arrears.
7.2 Computation and Payment of Incentive Fee
7.2.1 No later than five days following the date on which the Company files its quarterly report on Form 10-Q or its annual report on Form 10-K, as the case may be (such date, the “Filing Date”), the Company will (a) provide Manager with a step-by-step calculation, in reasonable detail, of each underlying component of the definition of Incentive Fee for the subject Quarter and (b) determine the amount of any Incentive Fee payable for the subject Quarter. No later than 10 days following the Filing Date, the Company shall pay any Incentive Fee for the subject Quarter to the Service Provider.
7.2.2 Subject to the agreement of the Service Provider and the approval of the Independent Members, the Company may pay all or portion of any Incentive Fee that is due and payable with respect to a Quarter in shares of any series of the

Exhibit 10.4

Company’s preferred stock. If any Incentive Fee is payable in shares of the Company’s preferred stock, the Company will issue, and Manager hereby agrees to acquire, shares equal to the portion of the Incentive Fee elected to be paid in shares of the Company’s preferred stock divided by the par value of such Preferred Stock. No fractional shares of preferred stock will be issued, and such number will be rounded down to the nearest whole number. If any portion of the Incentive Fee for any Quarter is payable in shares of the Company’s preferred stock, the Company will take or cause to be taken all appropriate action to issue such preferred stock including any action required to ensure that such preferred stock is issued in accordance with applicable Laws and the applicable rules of any securities exchange on which securities of the Company trade.”
5.Section 7.4 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
“7.4 Calculation of Incentive Fee
The Company and Manager acknowledge and agree that they may agree to changes to one or more components of the definitions relating to the calculation of the Incentive Fee from time to time to address unforeseen events or circumstances, clarify the language contained therein or correct any inadvertent errors in such definitions, in each case with the approval of the Independent Members.”
6.Section 7.8 of the Agreement is hereby amended by deleting the reference to “Base Service Fee” in the first sentence and substituting in lieu thereof the following words: “Incentive Fee”.
7.Section 10.2.3 of the Agreement is hereby amended by deleting the reference to “Base Service Amount” in the first sentence and substituting in lieu thereof the following words: “average of the Incentive Fees received by Manager for the three calendar years preceding the time of determination”.
8.Section 11.5.1 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:
“11.5.1 From and after the effective date of the termination of this Agreement, Manager will not be entitled to receive the Incentive Fee under this Agreement, but will be paid any due and unpaid Incentive Fee as well as Incentive Fee accruing to and including the date of termination (based on the number of days Manager served during the Quarter in which the termination occurred and a calculation of the Incentive Fee at the end of such Quarter). Any such Incentive Fee shall be paid to Manager in the same manner as set forth in Section 7.2.”
9.Except as otherwise set forth in this Amendment, this Amendment may not be amended or modified in any way except by an instrument in writing executed by each of the parties hereto.

Exhibit 10.4

10.All references in the Agreement to “this Agreement” or the “Agreement” shall hereafter be deemed to refer to the Agreement as amended by this Amendment.
11.This Amendment constitutes the entire agreement among the parties hereto with respect to the matters set forth herein, and there are no other agreements, understandings, warranties or representations with respect to said matters.
12.This Amendment may be executed in any number of counterparts, each of which shall constitute an original document, and such counterparts together shall constitute one and the same instrument.
13.This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and assigns.
14.This Amendment shall be deemed effective as of April 1, 2020 with retroactive effect.
15.Except as amended hereby, the terms and provisions of the Agreement shall remain in full force and effect.

Exhibit 10.4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.
CIM COMMERCIAL TRUST CORPORATION

By: /s/ Nathan D. DeBacker
Name: Nathan D. DeBacker
Title: Chief Financial Officer

CIM Service Provider, LLC

By: /s/ David Thompson
Name: David Thompson
Title: Vice President

PMC Funding Corp.

By: /s/ Jan Salit
Name: Jan Salit
Title: President

PMC Properties, Inc.

By: /s/ Jan Salit
Name: Jan Salit
Title: President